Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP OUTLINES STRATEGIC FOCUS ON KENTUCKY

a.Parties have agreed to terminate the transaction under which AEP would sell its Kentucky operations to Liberty
b.AEP is committed to providing reliable service to Kentucky customers and ensuring the financial health of the utility as part of the state’s economic and energy future; Wiseman named Kentucky Power president and chief operating officer
c.AEP’s 2023 operating earnings (non-GAAP) guidance range reaffirmed at $5.19 to $5.39 per share with long-term growth rate of 6% to 7%; equity financing forecast remains unchanged

COLUMBUS, Ohio, April 17, 2023 - American Electric Power (Nasdaq: AEP) today reaffirms its commitment to Kentucky customers and outlines its strategic plans for Kentucky Power and AEP Kentucky Transco. AEP and Liberty, a subsidiary of Algonquin Power & Utilities Corp., agreed to terminate the previously announced transaction under which AEP would sell its Kentucky operations to Liberty.
“As a partner in Eastern Kentucky for more than 100 years, we’re renewing our focus on bringing opportunities to the region and supporting the communities we serve. We are working diligently to reimagine our strategy with the goal of not just supporting Kentucky but being an essential part of its economic and energy future,” said Julie Sloat, AEP president and chief executive officer. “We believe there are opportunities ahead for our Kentucky operations, and we will focus our efforts on economic development, reliability and controlling cost impacts to customers.

“Our team is eager to get to work implementing a refreshed long-term strategy that maximizes the full potential of our Kentucky operations – not just for AEP, but for the communities we serve. I am confident that we have the right team in place to lead this effort and power the future in Eastern Kentucky, while delivering value for customers, employees and investors,” Sloat said.
AEP is taking swift and decisive action to be best positioned in the near-term, while continuing to develop a long-term strategy for Kentucky that is consistent with the goals of the Kentucky commission. In the near-term AEP will be focused on:
a.Filing a New Base Rate Case: AEP plans to file a base rate case in Kentucky in June with a six-month expected commission approval process, and new rates taking effect in January 2024.
b.Right-Sizing Kentucky’s Rate Base: AEP will focus on right-sizing its rate base to better meet the region’s needs and address costs while providing reliable service to customers in the near-term. This includes securitizing retired coal assets through the Kentucky commission’s approval to reduce rates for customers.
c.Economic Development in the Region: AEP has a legacy of bringing businesses and jobs to its communities through economic development efforts. AEP believes that leveraging Kentucky’s manufacturing talent will help attract onshoring and reshoring which, combined with access to lower cost power, will strengthen the regional economy and attract new investment.
d.Right Team in Place to Oversee Efficient and Effective Execution of the Kentucky Strategy: AEP and its Kentucky operations leadership teams will leverage years of industry experience and expertise to take a new look at the business. AEP’s refreshed Kentucky strategy represents an opportunity to move forward and be a part of Kentucky’s energy future. AEP also named Cindy Wiseman as Kentucky Power president and chief operating officer. Wiseman’s experience overseeing customer service, economic development and government affairs positions her well to redefine the company moving forward.

AEP’s 2023 Operating Earnings Guidance Range, Long-term Growth Rate, FFO/Debt Target, and Equity Financing Forecast Remain Unchanged

AEP reaffirms its 2023 earnings guidance range of $5.19 to $5.39 per share with an annual long-term growth rate of 6% to 7% and FFO/Debt target of 14% to 15%. There is no change in AEP’s equity financing plan resulting from this change in strategy. Proceeds from

AEP’s contracted renewables sale, which is expected to generate $1.2 billion, will replace previously forecasted proceeds from the Kentucky sale process.
American Electric Power, based in Columbus, Ohio, is powering a cleaner, brighter energy future for its customers and communities. AEP’s approximately 17,000 employees operate and maintain the nation’s largest electricity transmission system and more than 225,000 miles of distribution lines to safely deliver reliable and affordable power to 5.6 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 31,000 megawatts of diverse generating capacity, including more than 6,900 megawatts of renewable energy. The company’s plans include growing its renewable generation portfolio to approximately 50% of total capacity by 2032. AEP is on track to reach an 80% reduction in carbon dioxide emissions from 2005 levels by 2030 and has committed to achieving net zero by 2045. AEP is recognized consistently for its focus on sustainability, community engagement, and diversity, equity and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; the economic impact of increased global trade tensions including the conflict between Russia and Ukraine, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility and disruptions in the financial markets precipitated by any cause, including failure to make progress on federal budget or debt ceiling matters, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital, such as proceeds from the sale of assets or subsidiaries, do not materialize, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.
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